Exhibit 5.1

Our Reference:         MAMcL/LMC/ST326/006

12 January 2017

Board of Directors

Strongbridge Biopharma plc

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Ireland

Re:                             Strongbridge Biopharma plc (the “Company”)

Dear Sirs,

1.                                      BASIS OF OPINION

1.1                               We are acting as Irish counsel to the Company, registered number 562659, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on 12 January 2017 under the Securities Act of 1933, as amended, with respect to the proposed resale or other disposition of up to 28,265,833 ordinary shares of US$0.01 par value per share of the Company (the “Shares”) by the selling shareholders identified in the prospectus forming part of the Registration Statement (the “Selling Shareholders”), including 7,428,571 ordinary shares issuable upon the exercise of warrants held by the Selling Shareholders (the “Warrants”) and 74,918 ordinary shares issuable upon the exercise of options held by one of the Selling Shareholders (the “Options”).

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3                               This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.4                               As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)                                 the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)                                 the searches listed at paragraph 1.6 below; and

(c)                                  such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.5                               In giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.6                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 12 January 2017:

(a)                                 on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

2.                                      OPINION

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2                               The Shares have been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued upon the exercise by the Selling Shareholders of the Warrants and/or the Options, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.                                      ASSUMPTIONS

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1                               Registration Statement

(a)                                 that the Shares will be allotted and issued in the manner stated in the Registration Statement;

(b)                                 that any Shares allotted and issued upon the exercise by the Selling Shareholders of the Warrants and/or the Options will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such Shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by section 1027 of the Companies Act 2014 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 82(6) of the Companies Act 2014) or issued for consideration as set out in section 1028(2) of the Companies Act 2014;

(c)                                  that the exercise by the Selling Shareholders of any Options and/or Warrants and the issue of the Shares upon the exercise of such Options and/or Warrants will be conducted in accordance with the terms and the procedures described in the (i) ordinary share purchase warrant and (ii) the warrant to subscribe for shares issued in connection with the loan and security agreement entered into by the Company on 28 December 2016;

(d)                                 that the Company has sufficient share capital to issue the required number of Shares to be issued upon the exercise by the Selling Shareholders of the Warrants and the Options;

3.2                               Authenticity and bona fides

(a)                                 the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

(b)                                 that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

(c)                                  that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the constitution of the Company (the “Constitution”) or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

(d)                                 that the Constitution effective as of 9 September 2015 is the current constitution of the Company, is up to date and has not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Constitution;

3.3                               Accuracy of searches and warranties

(a)                                 the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.6 above and that such information has not since the time of such search or enquiry been altered (it should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company); and

(b)                                 the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.                                      DISCLOSURE

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto.

5.                                      NO REFRESHER

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

The opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.                                      A copy of the Registration Statement.

2.                                      A copy of the resolutions of the board of directors of the Company dated 8 December 2016 and 13 December 2016.

3.                                      A copy of the corporate certificate of the secretary of the Company dated 12 January 2017.

4.                                      A copy of the Constitution adopted by resolution of the shareholders of the Company on 3 September 2015, effective 9 September 2015.

5.                                      A copy of the certificate of incorporation of the Company dated 26 May 2015.

6.                                      A copy of the certificate of a public company entitled to do business of the Company dated 28 May 2015.

7.                                      A copy of the certificate of incorporation on change of name of the Company dated 4 September 2015.

8.                                      A copy of the letter of status from the Irish Companies Registration Office dated 12 January 2017.